EXHIBIT 4.5

SHARE SUBSCRIPTION OPTION PLAN
------------------------------
Adopted during Board of Directors' meeting of December 24, 2004
---------------------------------------------------------------




                             STOCK OPTION PLAN RULES

                                  DECEMBER 2004

                 Veolia Environnement Stock 0ption Plan Rules -
                Board of Directors Meeting on 24th December 2004

                                  Introduction
                                  ------------

                         Stock Option Plan - Definition

     A Stock Option plan is a scheme whereby a company grants to its employees and/or officers of a parent company and/or affiliated companies thereto, the possibility of subscribing for new shares, during a certain period, at a price that is determined at the time of the grant and that remains fixed for the whole of that period (except for any adjustments as described below).

     In this way, the persons concerned participate in Veolia Environnement's performance by way of the increase in the stock market value of the security, even before becoming possible shareholders in the company.

     However, the financial benefit derived from the exercise of the option right and from the subsequent disposal of the shares acquired is subject to specific tax rules on stock options that are also dependent on the beneficiary's place of residence for tax purposes.


I.   Options characteristics and terms and conditions of grant

     Beneficiaries
     -------------

     Options are granted to beneficiaries classified in the following categories:

     - Group 1: Veolia Environnement's most senior executives (including members of the Veolia Environnement Executive Committee) who exercise direct influence on the company's financial performance.

     - Group 2: Veolia Environnement group companies' senior executives ("Club Synergies" members).

     - Group 3: Group employees who have distinguished themselves by their remarkable performance.

     Number of shares subject to options
     -----------------------------------

     Pursuant to the authorisation granted by the Combined Ordinary and Extraordinary Shareholders' Meeting on 12th May 2004, and further to the recommendations of the Nominations and Compensation Committee, the Board of Directors of Veolia Environnement has fixed the number of options granted to each beneficiary. This number is notified to the beneficiaries by letter. For those beneficiaries belonging to Groups 1 and 2, options are granted in accordance with the conditions defined in Chapter II below. As the options are irrevocable, the number and the price cannot be altered during the term of the options, except in the case of the possible adjustments referred to below (c.f. Share price adjustments - page 3). A further decision by the Board of Directors is required for the grant of any additional options.

     Options characteristics

     Except in the event of the death of the beneficiary, the options are non-assignable and exempt from seizure.

     Options are exercised at the beneficiary's discretion.

     For US beneficiaries, the options are deemed to be "NSO" (Non-Statutory Stock Options).

     Term of options and time limit for exercise
     -------------------------------------------

     The options are granted irrevocably for a term of eight years, from the date of their grant by the Board of Directors Meeting on 24th December 2004.

     The Board of Directors has fixed the terms and conditions to be fulfilled for the options to be vested and thereafter exercised (c.f. Chapter II.) Any option remaining unexercised at the end of the eight-year term shall lapse.

     Share price
     -----------

     The non-discounted price fixed for the purchase or the subscription of shares by beneficiaries is determined at the date on which the options are granted by the Board of Directors in accordance with the law and with the authorisation granted by the Combined Ordinary and Extraordinary Shareholders' Meeting. Accordingly, the exercise price has been fixed at
     24.72 euros.

     The exercise price is fixed in euros for both French and foreign beneficiaries, with the options granted giving right to shares listed on the Paris Stock Exchange.

     Share price adjustments
     -----------------------

     By law, this price cannot be altered during the term of the option.

     However, and pursuant to legal provisions, if during this period Veolia Environnement proceeds with certain financial transactions affecting the company share capital, the Board of Directors shall effect an adjustment to the exercise price and to the number of the underlying shares corresponding to unexercised options, in order to take account of the impact of these capital transactions on the options granted. The method for calculating this adjustment is laid down by law. The Board of Directors shall apply this method as and when required.

     The capital transactions covered by these adjustments are mainly:

          o    Cash capital increases reserved for shareholders.

          o Capital increases by the capitalisation of reserves, profits or share premiums and the issue of free shares.

          o Issues of convertible bonds or exchangeable bonds reserved for shareholders.

     The legislation also provides for other cases of exercise price adjustment for financial transactions of a more exceptional nature (distribution of reserves, capital reduction further to losses...).

     It is hereby stated that neither the Stock Option Plan Rules nor the Grant Letter shall confer upon the beneficiary any right whatsoever in terms of his or her contract of employment.


II.  Terms and conditions for option grants and option vesting

         a) For beneficiaries in Groups 1 and 2 only, the grant of all or part of the options is subject to achievement by the Veolia Environnement group, at the end of the 2005 financial year, of the ROCE (Return on Capital Employed) levels as defined below:

    ----------------------------------------------------------------------------


                ROCE          <7.50 %                                   >8.50%
                                                                        -
                                            >7.50% and < 8.50%
                                            -
    % of options
    vested

    ----------------------------------------------------------------------------


                Group 1           0%                                   100%
                                           Between 50% and 100%

    ----------------------------------------------------------------------------


                Group 2          50%                                   100%
                                           Between 75% and 100%

    ----------------------------------------------------------------------------

     For ROCE levels between 7.50 and 8.50 %, the stock option grant is vested pro rata and on a linear basis in 0.10 % increments in relation to the ROCE level achieved.

     In the context of changing accounting practices over to IFRS, this ROCE may be subject to recalculation under the supervision of the Nominations and Compensation Committee.

     For the purpose of the present Rules, the ROCE (possibly recalculated) is, and shall be, the profitability indicator of the same name reviewed by Veolia Environnement's Statutory Auditors as defined and calculated in the "Document de Reference" filed annually with the French "Autorite des Marches Financiers" (AMF).

     For the purposes of the present rules, option for Groups 1 and 2 beneficiaries are deemed to be granted on the date of the decision by the Board of Directors on 24th December 2004, after the suspensive condition (proof of achievement of the ROCE targets as detailed above at the end of the 2005 financial year) has been lifted.

     b) For all 3 Groups, and subject to the beneficiaries confirming their acceptance of the terms and conditions of the present Rules by returning the duly signed Stock Options Grant Notification letter within a period of two months, the options will be finally vested each year in tranches of 1/3 of the total grant on the anniversary date of their grant (i.e. a first third of the grant being vested from 24th December) over a three year period (except under special conditions or except by dispensation as described below). Beneficiaries shall be able to exercise their options from the start of the 4th year (i.e. 25th December 2007 for grants awarded on 24th December 2004).

     Termination of employment: On leaving the company for any reason whatsoever (except in the event of death for French beneficiaries), beneficiaries shall only be able to exercise those options already vested (including those that have been vested under a dispensation) prior to the date of leaving, i.e. from the start of the 4th year (25th December 2007 for grants awarded on 24th December 2004). Vested options may be exercised until the Stock Option Plan expiration date and in accordance with the terms and conditions of exercise as described below.

     For French beneficiaries, the vesting of options in 1/3 tranches does not apply in the event of death, disability (2nd and 3rd disability categories of Article L.341.4 of the French Social Security Code) or retirement. In such cases, the beneficiary (or his or her successors in title) acquires 100 % of the options granted. In the event of the beneficiary's death, French law provides that the beneficiary's heirs may exercise his or her options within a period of six months from the date to death, without this time limit having as an effect, an extension to the original term of option validity if the Stock Option Plan expiration date is earlier.

     For foreign beneficiaries not resident in France for tax purposes, in the event of their death, their heirs may only exercise vested options (including those that have been acquired under a dispensation) until the Stock Option Plan expiration date.

     However, in the event of a public offering, granted options shall be immediately vested and exercisable and the underlying shares shall be assignable without any conditions.

     Moreover, and in exceptional circumstances, the Chairman and Chief Executive who is required to report annually to the Nominations and Compensation Committee on such matters, may grant dispensations to the above-described terms and conditions for vesting options.


III. Terms and conditions for exercising options

     In order to exercise his or her options, the beneficiary must submit a written declaration to Veolia Environnement, for the attention of Veolia Environnement's Human Resources Department. This declaration must be accompanied by a Stock Option Exercise form (which will also be used as a share subscription form) and by payment of the exercise price. After approving the application, Veolia Environnement's Human Resources Department will forward these documents for processing to the Stock Option Plan Manager (BNP Paribas - GIS Emetteurs - Immeuble Tolbiac- 75450 Paris cedex 09)

     For this purpose, each beneficiary receives forms (cashless exercise or simple exercise) to be filled in, dated, signed and returned to Veolia Environnement each time an option is exercised. Copies of these documents are attached as appendices to the present Rules.

     Payment of the price
     --------------------

     Full payment of the price shall usually be made by cheque, bank transfer or by any procedure set up by Veolia Environnement's approved banking or financial management institution.

     Delivery of the securities
     --------------------------

     At the time of exercising each option, the beneficiary must state on the Stock Option Exercise form the management method that he or she wishes to adopt for the shares acquired. It should be noted that share transfer and registration formalities might take some time (up to eight days in the case of registration as administered securities). Registration as "pure" registered securities is conducted by the Securities Department of the Societe Generale bank appointed by Veolia Environnement. Registration on an "administrated" registered securities account enables another manager to be chosen. However, it should be remembered that no safekeeping charges apply to securities held by a "pure" registered securities manager.


IV.  Purchased share characteristics

     The shares have to be held as registered securities.

     They shall be entitled to the dividend paid in the year in which they have been purchased provided however that the exercise occurs at least five working days before the holding of the General Shareholders' Meeting called to vote on the distribution of the said dividend.

     The shares obtained from exercising options can be traded immediately, except by French beneficiaries. The latter will only be able to dispose of shares obtained from exercising options after expiration of the tax "lock-in" period applicable to the Stock Option Plan, except where dispensations apply(1) (in particular, those covered by Article 91 ter Appendix II of the French General Tax Code).

V.   Securities trading restrictions

     Beneficiaries must abide by the rules and regulations applicable in this regard in accordance with the legislation in force in the country concerned regarding the use of privileged information (2).

     In any event, beneficiaries wishing to dispose of their shares are liable for ensuring that they comply with their obligation to abstain when, in the course or in the context of their duties, they have knowledge or are deemed to have knowledge of privileged information, i.e information that is not in the public domain and that might influence the share's stock market price.

     Moreover, beneficiaries shall not dispose of the shares arising for the exercise of options during periods when trading in the company's shares is prohibited. These periods start thirty days prior to publication of the annual accounts or fifteen days prior to publication of half-yearly accounts and finish at the end of two stock market trading days after publication. This abstention period may be amended by Veolia Environnement at any time within the limits fixed by law.

-----------------
(1) The time limit is currently 4 years for options granted after 27th April 2000. These time limits shall not be applicable in the event of an express dispensation granted by the Board of Directors and for the cases covered by
Article 91ter Appendix II of the French General Tax Code, namely:
- Termination or retirement of the holder, with the specific proviso that the options must have been exercised at least three months prior to the date of occurrence of the event.
- Disability of the holder corresponding to classification in the second or third category prescribed in Article L.314.4 of the French Social Security Code.
- Death of the holder.

(2) In particular, Article L.465-1 of the Monetary and Financial Code, COB regulations No 90-08 and U.S. Securities and Exchange Commission regulations.



VI.  Application of the Rules

     The Veolia Environnement Human Resources Department is available to answer any questions regarding the present Rules and their application. The various departments within Veolia Environnement (Human Resources, Legal Affairs, Finance) can only provide purely factual information and cannot take on the role of a legal, financial or tax consultancy service. Accordingly, neither Veolia Environnement, nor any of its departments may be held liable for any such services.


VII. Amendments to the Rules

     At any time, Veolia Environnement may amend the provisions of these Rules by way of a decision by the Board of Directors, and after having received, as required, the opinion of the Nominations and Compensation Committee. Amendments that would not be more favourable overall for beneficiaries shall be the subject of a written agreement between the latter and Veolia Environnement.


VIII. SEC compliance

     For US beneficiaries only, the exercise of options is conditional upon prior registration of this Stock Option Grant Plan with the Securities and Exchange Commission pursuant to US regulations.

IX.  Company liability

     Veolia Environnement shall not be liable for the non-issue of shares or of securities resulting from a failure to obtain a necessary legal or regulatory authorisation.

X.   Applicable law

     The Stock Option Plan is subject to French law (Article L.225-177 and following of the French New Commercial Code and to the Decree of 23rd March
     1967).


XI   Translations

     This document is available from the Veolia Environnement Human Resources Department in French, English, German and Spanish. However, only the French version has force of law.

                                   Appendices
                                   ----------

1. Request for the irrevocable exercise of options. Financing provided by the beneficiary upon signature of the form.


2. Request for the irrevocable exercise of options and sale. Financing provided by the net proceed of the shares sale.

-----------------------------------------------

                                                                        ANNEXE I

----------------------------------------

      Document a remettre a /              Plan d'Options d'actions VEOLIA ENVIRONNEMENT de Decembre 2004
      Document to be sent :

         VEOLIA ENVIRONNEMENT              VEOLIA ENVIRONNEMENT Stock Options Plan of December 2004
               DRH - SO
         36-38, avenue Kleber
         75799 PARIS Cedex 16
----------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                   DEMANDE DE LEVEE IRREVOCABLE SIMPLE
                                 FINANCEMENT ASSURE PAR LE BENEFICIAIRE DES LA SIGNATURE DU PRESENT BULLETIN
                                             REQUEST FOR THE IRREVOCABLE EXERCISE OF OPTIONS
                                   FINANCING PROVIDED BY THE BENEFICIARY UPON SIGNATURE OF THE PRESENT FORM
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Nom et prenom (en majuscules)
Name and forename (in capitals)
------------------------------------------------------------------------------------------------------------------------------------

Date et lieu de naissance               |___/___/_____|      |_____________________________| |____| |__________________________|
(mention obligatoire)                    Date de naissance      Lieu de naissance : Ville, Departement, Pays
Date and place of birth                  Date of birth                Place of birth : Town, County, Country
(compulsory mention)
------------------------------------------------------------------------------------------------------------------------------------
Nationalite / Nationality
------------------------------------------------------------------------------------------------------------------------------------
Numero de Securite Sociale              |___|___|___|___|___|___|
(for French resident only)
------------------------------------------------------------------------------------------------------------------------------------
Adresse du domicile fiscal
Address of tax domicile
------------------------------------------------------------------------------------------------------------------------------------
Adresse courrier (si differente)
Postal address (if different)
------------------------------------------------------------------------------------------------------------------------------------

Ayant recu du Conseil d'Administration de la societe VEOLIA ENVIRONNEMENT, en date du 24 decembre 2004, une attribution d'options de souscription d'actions
VEOLIA ENVIRONNEMENT au prix d'exercice de..........(euro), declare demander la levee irrevocable(1) des options dont je suis titulaire et en consequence souscrire...................... actions VEOLIA ENVIRONNEMENT.
Pursuant to the decision taken by the Board of Directors of VEOLIA ENVIRONNEMENT on December 24, 2004 to allot an option to subscribe to shares VEOLIA
ENVIRONNEMENT at an exercise price of (euro).........., hereby request the irrevocable exercise(1) of the options held in my name and, accordingly, subscribe to................................ shares VEOLIA ENVIRONNEMENT.


FINANCEMENT DE LA LEVEE (nombre d'actions souscrites x prix d'exercice) PAYMENT (number of shares subscribed to x exercise price)

Je joins a ce document un cheque bancaire ou postal en euros libelle a l'ordre de BNP Paribas Securities Services ou un virement en euros sur le compte : BIC Code / SWIFT: PARBFRPPXXX, numero : 41329 00001 0000084009P 04 de
........................................... (euro) representant le montant de ma levee d'options.
I enclose a bank or post office cheque in euros made out to BNP
Paribas Securities Services by direct transfer of euros into account: BIC Code /
SWIFT: PARBFRPPXXX, number: 41329 00001 0000084009P 04 or in an amount of (euro)
........................................... representing the amount due on the exercise of the above options.


FORME JURIDIQUE DES TITRES
SHARE REGISTRATION
Les actions VEOLIA ENVIRONNEMENT issues de ma levee d'options seront inscrites au moment de leur levee au nominatif pur sur un compte a mon nom aupres du service actionnaires de la SOCIETE GENERALE.The VEOLIA ENVIRONNEMENT shares received upon the exercise of the above options are to be held in registered form in an account opened in my name at the Issuers Department held by the SOCIETE GENERALE.


Fait a / Done at :...........  Date de reception de la levee d'options et cachet de la societe VEOLIA ENVIRONNEMENT
Date / Date :................  Reception date of the exercise of the option and
                               Company stamp VEOLIA ENVIRONNEMENT
Signature(2):................
                               -------------------------------------------------

---------------
(1) Cet ordre de levee d'options est irrevocable et donne lieu a un reglement a la date de signature./The instruction to exercise the options is irrevocable and payment is due upon signature.

(2) Important : Faire preceder la signature de la mention manuscrite "Bon pour souscription de (x) actions VEOLIA ENVIRONNEMENT". / Important : signature to be preceded by the following hand-written text : "Bon pour souscription de (x) actions VEOLIA ENVIRONNEMENT" ('Valid for the subscription to (x) VEOLIA ENVIRONNEMENT shares')


                                                                                                                            ANNEXE I
-----------------------------------------
Document a conserver par / Document to     Plan d'Options d'actions VEOLIA ENVIRONNEMENT de decembre 2004 be kept by :
                                            VEOLIA ENVIRONNEMENT Stock Options plan of December 2004
   Le beneficiaire / the beneficiary
----------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                   DEMANDE de LEVEE IRREVOCABLE SIMPLE
                                 FINANCEMENT ASSURE PAR LE BENEFICIAIRE DES LA SIGNATURE DU PRESENT BULLETIN
                                             REQUEST FOR THE IRREVOCABLE EXERCISE OF OPTIONS
                                   FINANCING PROVIDED BY THE BENEFICIARY UPON SIGNATURE OF THE PRESENT FORM
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Nom et prenom (en majuscules)
Name and forename (in capitals)
------------------------------------------------------------------------------------------------------------------------------------

Date et lieu de naissance               |___/___/_____|      |_____________________________| |____| |__________________________|
(mention obligatoire)                    Date de naissance      Lieu de naissance : Ville, Departement, Pays
Date and place of birth                  Date of birth                Place of birth : Town, County, Country
(compulsory mention)
------------------------------------------------------------------------------------------------------------------------------------
Nationalite / Nationality
------------------------------------------------------------------------------------------------------------------------------------
Numero de Securite Sociale              |___|___|___|___|___|___|
(for French resident only)
------------------------------------------------------------------------------------------------------------------------------------
Adresse du domicile fiscal
Address of tax domicile
------------------------------------------------------------------------------------------------------------------------------------
Adresse courrier (si differente)
Postal address (if different)
------------------------------------------------------------------------------------------------------------------------------------

Ayant recu du Conseil d'Administration de la societe VEOLIA ENVIRONNEMENT, en date du 24 decembre 2004, une attribution d'options de souscription d'actions
VEOLIA ENVIRONNEMENT au prix d'exercice de (euro) ............, declare demander la levee irrevocable26 des options dont je suis titulaire et en consequence souscrire ...................... actions VEOLIA ENVIRONNEMENT.
Pursuant to the decision taken by the Board of Directors of VEOLIA ENVIRONNEMENT on December 24, 2004 to allot an option to subscribe to shares VEOLIA
ENVIRONNEMENT at an exercise price of (euro) ..........., hereby request the irrevocable exercise of the options held in my name and, accordingly, subscribe
to................................ shares VEOLIA ENVIRONNEMENT.

Financement de la levee (nombre d'actions souscrites x prix d'exercice) Payment (number of shares subscribed to x exercise price)

Je joins a ce document un cheque bancaire ou postal en euros libelle a l'ordre de BNP Paribas Securities Services ou un virement en euros sur le compte : BIC Code / SWIFT: PARBFRPPXXX, numero : 41329 00001 0000084009P 04 de
........................................... (euro) representant le montant de ma levee d'options.

I enclose a bank or post office cheque in euros made out to BNP Paribas Securities Services by direct transfer of euros into account: BIC Code / SWIFT:
PARBFRPPXXX, number: 41329 00001 0000084009P 04 or in an amount of.............
(euro) representing the amount due on the exercise of the above options.

Forme juridique des titres
Share registration
Les actions VEOLIA ENVIRONNEMENT issues de ma levee d'options seront inscrites au moment de leur levee au nominatif pur sur un compte a mon nom aupres du service actionnaires de la SOCIETE GENERALE.The VEOLIA ENVIRONNEMENT shares received upon the exercise of the above options are to be held in registered form in an account opened in my name at the Issuers Department held by the SOCIETE GENERALE.

                               -------------------------------------------------
Fait a / Done at :...........  Date de reception de la levee d'options et cachet de la societe VEOLIA ENVIRONNEMENT
Date / Date :................  Reception date of the exercise of the option and
                               Company stamp VEOLIA ENVIRONNEMENT
Signature(2):................
                               -------------------------------------------------

-----------------------------
(1) Cet ordre de levee d'options est irrevocable et donne lieu a un reglement a la date de signature.
The instruction to exercise the options is irrevocable and payment is due upon signature.
(2) Important : Faire preceder la signature de la mention manuscrite
"Bon pour souscription de (x) actions VEOLIA ENVIRONNEMENT".
Important : signature to be preceded by the following hand-written text :
"Bon pour souscription de (x) actions VEOLIA ENVIRONNEMENT" ('Valid for the subscribe to (x) VEOLIA ENVIRONNEMENT shares').


----------------------------------
Document a remettre a / document     Plan d'Options d'actions VEOLIA ENVIRONNEMENT  de Decembre 2004             ANNEXE II
          to be sent :
      VEOLIA ENVIRONNEMENT
            DRH - SO                 VEOLIA ENVIRONNEMENT Stock Option Plan of December 2004
       36-38 avenue Kleber
      75799 PARIS Cedex 16
              Fax :
----------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                             DEMANDE DE LEVEE IRREVOCABLE ET DE VENTE CASHLESS
                                            FINANCEMENT ASSURE PAR LE PRODUIT DE LA VENTE DES ACTIONS
                                          REQUEST FOR THE IRREVOCABLE EXERCISE OF OPTIONS AND SALE
                                            FINANCING PROVIDED BY THE NET PROCEED OF THE SHARES SALE
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Nom et prenom (en majuscules)
Name and forename (in capitals)
------------------------------------------------------------------------------------------------------------------------------------

Date et lieu de naissance               |___/___/_____|      |_____________________________| |____| |__________________________|
(mention obligatoire)                    Date de naissance      Lieu de naissance : Ville, Departement, Pays
Date and place of birth                  Date of birth                Place of birth : Town, County, Country
(compulsory mention)
------------------------------------------------------------------------------------------------------------------------------------
Nationalite / Nationality
------------------------------------------------------------------------------------------------------------------------------------
Numero de Securite Sociale              |___|___|___|___|___|___|
(for French resident only)
------------------------------------------------------------------------------------------------------------------------------------
Adresse du domicile fiscal
Address of tax domicile
------------------------------------------------------------------------------------------------------------------------------------
Adresse courrier (si differente)
Postal address (if different)
------------------------------------------------------------------------------------------------------------------------------------

ayant recu du Conseil d'Administration de la societe VEOLIA ENVIRONNEMENT, en date du 24 decembre 2004, une attribution d'options de souscription d'actions
VEOLIA ENVIRONNEMENT au prix d'exercice de ................ (euro), declare demander la levee irrevocable(1) des options dont je suis titulaire et en consequence souscrire .............................actions VEOLIA ENVIRONNEMENT.
Pursuant to the decision taken by the Board of Directors of VEOLIA ENVIRONNEMENT on December 24, 2004 to allot an option to subscribe to VEOLIA ENVIRONNEMENT shares at an exercise price of (euro) ................, hereby request the irrevocable exercise(1) of the options held in my name and, accordingly, subscribe to..................................... VEOLIA ENVIRONNEMENT shares.

FORME JURIDIQUE DES TITRES / SHARE REGISTRATION
Les actions VEOLIA ENVIRONNEMENT issues de ma levee d'options seront inscrites au moment de leur levee au nominatif pur sur un compte a mon nom aupres du service actionnaires de la SOCIETE GENERALE.

The VEOLIA ENVIRONNEMENT shares received upon the exercise of the above options are to be held in registered form in an account opened in my name at the Issuers Department held by the SOCIETE GENERALE.

CONVERSION AU PORTEUR ET ORDRE DE VENTE DES ACTIONS / TRANSFER INTO BEARER AND SALE ORDER FORM

o    Au marche
     Market order (order at best)

DENOUEMENT DE L'OPERATION DE LEVEE - VENTE /COMPLETION OF THE EXERCISE - SALE Je demande que le montant de la vente - apres deduction de la somme reglee a VEOLIA ENVIRONNEMENT pour la souscription des options et la commission relative au cashless, des taxes, des frais de courtage et commissions soit verse sur mon compte :

I request the income of the sale- after deducting the sum paid to VEOLIA ENVIRONNEMENT for exercising the options and cashless commission, taxes, brokerage fees and handling commission to be credited on my account:




---------------
(1) Cet ordre de levee d'options est irrevocable et donne lieu a un reglement a la date de signature./The instruction to exercise the options is irrevocable and payment is due upon signature.

(2) Important : Faire preceder la signature de la mention manuscrite "Bon pour souscription de (x) actions VEOLIA ENVIRONNEMENT". / Important : signature to be preceded by the following hand-written text : "Bon pour souscription de (x) actions VEOLIA ENVIRONNEMENT" ('Valid for the subscription to (x) VEOLIA ENVIRONNEMENT shares>>)


------------------------------------------------------------------------------------------------------------------------------------
Coordonnees bancaires d'un compte en France (joindre un releve d'identite bancaire (RIB), postal (RIP) ou Caisse d'Epargne (RICE) :

Nom de la banque :..................................................................................................................

          Code banque             |        Code guichet         |                  Numero de compte                   |    Cle
                                  |                             |                                                     |
__________|_____|_____|_____|_____|_____|_____|_____|_____|_____|_____|_____|_____|_____|_____|_____|_____|_____|_____|_____|_____|

Coordonnees bancaires d'un compte hors de France / Bank information on an  account abroad :

Reference codee de la banque : |__|__|__|__|__|__|__|__|__|__| Reference codee du guichet ou agence : |__|__|__|__|__|
Coded reference of the bank:                                   Coded reference of the branch or agency:

Reference du compte premiere partie / Reference of the account first part :|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|

Reference du compte deuxieme partie : |__|__|__|__|__|__|__|__|__|__| Element de controle final : |__|__|__|__|__|
Reference of the account second part:                                 Element of final control:

Code SW|FT (ou code B|C) / SW|FT code (or B|C code) : |__|__|__|__|__|__|__|__|__|__|__|

Nom de la banque / Name of the bank :
|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|
Nom et/ou adresse de l'agence / Name and/or address of branch/agency :

|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__

|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__






Fait a / done at :............., Date / Date :................               Visa  de la  Societe / Company stamp :

Signature(2):
